Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3/A No. 333-135057) of Luby’s Inc.,

2)	Registration Statement (Form S-8 No. 333-135058) pertaining to the Luby’s Inc. Incentive Stock Plan, Amended and Restated as of December 6, 2005,

3)	Registration Statement (Form S-8 No. 333-81606) pertaining to the Luby’s Inc. Amended and Restated Nonemployee Director Stock Option Plan,

4)	Registration Statement (Form S-8 No. 333-81608) pertaining to the Luby’s Inc. miscellaneous employee benefit plans,

5)	Registration Statement (Form S-8 No. 333-55140) pertaining to the Luby’s Inc. Nonemployee Director Phantom Stock Plan,

6)	Registration Statement (Form S-8 No. 333-70315) pertaining to the Luby’s Inc. Incentive Stock Plan, and

7)	Registration Statement (Form S-8 No. 333-19283) pertaining to the Luby’s Cafeteria Savings and Investment Plan.

of our reports dated November 6, 2006, with respect to the 2006 consolidated financial statements of Luby’s Inc., included in the 2008 Annual Report (Form 10-K).

/s/ Ernst & Young LLP

San Antonio, TX

November 5, 2008